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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
DECEMBER 18, 2007

GLOBAL GREEN SOLUTIONS INC.
Formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 7.01    REGULATION FD DISCLOSURES

Global Green Solutions Inc. (GGRN) has acquired ITS Engineered Systems Inc.’s ownership shares of Global Greensteam LLC, giving GGRN 95% ownership of the business. Global Greensteam is a renewable energy ecotechnology solution that converts waste biomass to low cost steam and electricity. Global Greensteam LLC designs, builds, owns and operates Greensteam facilities. Steam and electrical power generated are purchased under long-term contract by industrial and utility companies.

As part of the transaction, UK-based investment company LMS Capital plc, the parent company of ITS Engineered Systems Inc., completed a $2M USD equity investment in GGRN.

This consolidation will benefit Global Greens investors and allow the Company to offer local partners an equity investment on an individual project basis. The Company currently have letters of intent and pending contracts for projects in the U.S. and South Africa and anticipate the rapid growth of the Global Greensteam business in 2008.”

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description
	99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 18th day of Dec, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:   BOB BAKER
         Bob Baker
         President and Director